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                                                                   EXHIBIT 10.7B

[CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION]

                           MASTER PURCHASE AGREEMENT

                           Manufacturing and Supply

     This Master Purchase Agreement is effective as of June 1, 2001 (the "Effective Date"), by and between TheraSense, Inc., a Delaware corporation having its principal place of business at 1360 South Loop Road, Alameda, California 94502 ("TheraSense") and Facet Technologies, LLC, a Georgia limited liability company, having a place of business at 1850 Parkway Place, 9th Floor, Marietta, Georgia 30067 ("Facet").

                                   RECITALS

     WHEREAS, Facet is a leader in the field of manufacturing lancing devices and lancets for the diagnostic testing market; and

     WHEREAS, TheraSense develops and manufactures advanced blood glucose monitoring devices for diabetics; and

     WHEREAS, TheraSense wishes to contract with Facet to manufacture certain Products (as hereinafter defined) for use with the Freestyle blood glucose monitoring device, as defined and described in the Specifications provided as Exhibit B hereto, and to purchase the resulting Products from Facet; and

     WHEREAS, Facet agrees to manufacture and supply such Products to TheraSense;

     NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree to the terms and conditions specified below as follows:

                                   AGREEMENT

     The terms and conditions of this agreement and Exhibits A and B hereof (collectively the "Agreement") and any Purchase Order(s) issued hereunder, shall govern all sale and purchase transactions pertaining to the Products, that may be entered into by TheraSense and Facet from time to time hereafter, unless expressly otherwise agreed in writing.

     1.  DEFINITIONS

         1.1 "Acceptance" shall mean the successful completion of a mutually agreed upon inspection and test procedure for Products which confirms that the tested Product meets the Specifications (as defined hereinafter).

         1.2 "Affiliate" shall mean any entity that directly or indirectly controls, is under common control with, or is controlled by, one of the parties to this Agreement. An entity shall be deemed to be in control of another entity only if, and for so long as, it owns or controls more than fifty-one percent (51%) of the shares of the subject entity entitled to vote in the election of the

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directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).

         1.3 "Cooperative Development Agreement" shall mean that certain Cooperative Development Agreement between the parties dated as of December 1, 1998, as amended.

         1.4 "Engineering Change" shall mean any mechanical or process change to any Product, including injection molding, or the manufacturing kitting, or assembly process for any Product. An Engineering Change includes changes originating from TheraSense or Facet that could affect the safety, performance, reliability, serviceability, appearance, dimensions, tolerances, materials, and composition of any bill of material of any Product.

         1.5 "FDA" shall mean the United States Department of Health and Human Services' Food and Drug Administration.

         1.6 "Force Majeure" shall mean any act of God, earthquake, fire, natural disaster, accident, act of government, or an act that is beyond the reasonable control of either party.

         1.7 "Product" shall mean the lancing devices, as developed under the CDA, and lancets for the Freestyle systems. Additional Products may be added with the agreement of both parties.


         1.8 "Product Improvements" shall mean any modifications to the Products or manufacturing assembly process including system kiting to enhance performance and/or provide comparable performance at lower cost. All Product Improvements must be approved in writing by TheraSense prior to implementation.

         1.9 "Purchase Order" shall mean written order(s) from TheraSense to Facet for the Products, specifically referencing this Agreement and including the description, quantity, shipping destination, and required delivery date at the destination.

         1.10 "Specifications" shall mean the mutually agreed upon specifications for the Products and packaging.

         1.11 "TheraSense" as used herein shall mean TheraSense and/or its authorized subcontractor(s), when referring to the ordering or delivery of or payment for Products. TheraSense subcontractors must be authorized in writing solely by TheraSense and all purchases by such parties shall be credited against the volume of TheraSense purchases.

     2.  SUPPLY REQUIREMENTS

         2.1 During the term of this Agreement, Facet shall supply TheraSense with those quantities of the Products ordered by TheraSense in a Purchase Order submitted to Facet pursuant to this Agreement. The Products shall comply with the Specifications and all jointly developed quality plans.

                                      -2-

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         2.2  In consideration of the services and support provided by Facet under the Cooperative Development Agreement, TheraSense agrees to purchase the Products exclusively from Facet for a period of six (6) years from the Effective Date.

         2.3 Facet and TheraSense shall work jointly to develop a quality plan for Facet's manufacturing line with the ultimate goal to achieve within reasonable economic limits a process capability index (Cpk) of 1.67 or higher on all key parameters of the Product Specifications.

         2.4 Facet agrees to implement process improvements and process validations using the TheraSense process control methodology as outlined below. TheraSense will provide appropriate support and training to support this process.

[***]

         2.5 Facet shall share process data with TheraSense by submitting Certificates of Compliance that include process control charts if required by TheraSense, for every Product shipment.

     3.  FORECASTS AND ORDERS

     Starting on the Effective Date, and every three (3) months thereafter, TheraSense shall provide Facet with a non-binding written forecast of TheraSense's expected needs for the Products for no less than a six (6) month period from the date thereof (the "Forecast"). At least quarterly, TheraSense shall place a three (3) month Purchase Order with Facet for the Products.


     4.  MATERIAL PROCUREMENT

         4.1  Purchase Orders. TheraSense's accepted Purchase Orders will
              ---------------
constitute authorization for Facet to procure, using standard purchasing practices, the components, materials and supplies necessary for the manufacture of Products ("Inventory") covered by such Purchase Orders.

         4.2  Special Inventory. Subject to the conditions below, Facet may
              -----------------
purchase, in amounts beyond the amount necessary to fill accepted Purchase Orders, the components, materials, and supplies: (i) which require greater than ninety (90) days from the time they are ordered to the time they are delivered to Facet ("Long Lead Time Components") plus thirty (30) days to account for the order, shipment, receipt and manufacturing and, (ii) purchased in quantities above the currently required amount in order to achieve price targets ("Economic Order Inventory"), and (iii) purchased in excess of current requirements because of minimum lot sizes available from manufacturers ("Minimum Order Inventory"). Collectively, these components, materials, and supplies are termed "Special Inventory."

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         4.3  Safety Stock. In recognition of TheraSense's desire to have a
              ------------
ready supply of Products, Facet agrees to maintain a raw materials inventory at its facility in an amount equivalent to *** of TheraSense's *** usage. Such inventory will be modified from time to time based upon TheraSense's actual usage over the preceding [***]. All materials for TheraSense shall be cycled through this inventory on a FIFO basis. TheraSense's obligation and sole liability for this service shall be to purchase any such inventory at Facet's cost plus associated overhead expense upon termination or expiration of this Agreement or cancellation of any Purchase Order per 4.5, and provided Facet is not able to otherwise use such inventory. Facet shall use reasonable commercial efforts to eliminate or reduce this inventory at the approaching expiration of this Agreement.


         4.4  Quantity Increases and Shipment Schedule Changes. For any accepted
              ------------------------------------------------
Purchase Order, TheraSense may (i) increase the quantity of Products or (ii) reschedule the quantity of Products and their delivery date. Any Purchase Order quantities increased or rescheduled pursuant to this Section may not be subsequently increased or rescheduled without the prior written approval of Facet. Although Facet will use reasonable commercial efforts to satisfy TheraSense's requested quantity increases or schedule changes, Facet's obligation to do so is subject to material availability and TheraSense's agreement to reimburse Facet for any extra costs incurred by Facet to meet a quantity increase or schedule change. If there are extra costs required to meet a quantity increase or schedule change, Facet will seek approval from TheraSense to pay any extra costs required in advance of incurring such costs.

         4.5  Cancellation.  TheraSense may not cancel any portion of the
              ------------
quantity of an accepted Purchase Order without Facet's prior written approval, which shall not be unreasonably withheld. If the parties agree upon a cancellation, TheraSense will pay Facet for Products, Inventory, and Special Inventory affected by the cancellation as follows: (i) *** of the contract price for all finished Products in Facet's possession and on order from non-cancelable Purchase Orders (ii) *** of the cost of all Inventory and Special Inventory in Facet's possession and on order from non-cancelable Purchase Orders (iii) any supplier cancellation charges incurred with respect to Inventory and Special Inventory accepted for cancellation by the supplier; and (iv) expenses incurred by Facet related to labor and equipment specifically put in place to support TheraSense's Purchase Orders. Facet will use reasonable commercial efforts to cancel pending orders for such inventory, and to otherwise mitigate the amounts payable by TheraSense in case of cancellation.

     5.  ENGINEERING CHANGES

         5.1  TheraSense Requests. TheraSense may request, in writing, that
              -------------------
Facet incorporate an Engineering Change into any Product. Such request will include a description of the proposed Engineering Change sufficient to permit Facet to evaluate its feasibility, impacts, and cost. Facet's evaluation shall be in writing and shall estimate the costs and time of implementation and the impact on the manufacturing, delivery schedule, and pricing of the Product and shall be delivered to TheraSense within fifteen (15) days of receiving the request. TheraSense shall have thirty (30) days after receipt of Facet's evaluation to decide whether or not to implement the requested Engineering Change. Facet will not be obligated to proceed with the engineering change until the parties have agreed upon the changes to the Product's Specifications, delivery schedule and Product pricing and upon the implementation costs to be borne by TheraSense including, without limitation, the cost of

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Inventory, Special Inventory and safety stock on-hand and on-order that becomes obsolete. Facet will use reasonable commercial efforts to implement all TheraSense required changes per TheraSense requests.

         5.2  Facet Requests. If Facet desires to make any Engineering Change,
              --------------
it will notify TheraSense not less than six (6) months prior to such change, unless conditions not in Facet's control preclude this from happening, to enable TheraSense to determine conformity of the changed Product with TheraSense's manufacturing requirements and obligations with respect to regulatory authorities. If Facet changes any Product or process to create non-conforming Product or Product which fails to conform to TheraSense's regulatory constraints, further processing needs, or performance standards for finished goods, then Facet agrees to continue to supply unchanged Product for the duration of the Agreement or until TheraSense can alter its process, standards for finished goods or seek appropriate regulatory approval to accommodate the changed Product or process. ECO implementation shall otherwise follow the standard Facet procedure.

     6.  PURCHASE PRICE

     TheraSense's purchase price with respect to the Products shall be as specified in Exhibit A. The price for Products to be manufactured will be set [***] for the *** and *** thereafter by reviewing actual component and assembly costs at Facet and making adjustments to take account of the changes and the resultant changes necessary to maintain Facet's [***]. All prices quoted are exclusive of federal, state and local excise, sales, use and similar taxes, and any duties, and TheraSense shall be responsible for all such items.


     7.  DELIVERY

         7.1  Packaging; Shipping; Risk of Loss. Purchases of Products made
              ---------------------------------
hereunder by Purchase Orders shall be F.O.B. Seller's factory in McDonough, GA. TheraSense will specify the carrier and shipments will be made freight collect. Title and risk of loss of Products shall pass to TheraSense at the F.O.B. point. Partial shipments, with TheraSense prior approval, will be accepted. A certificate of conformance shall accompany each shipment made hereunder. All Products delivered pursuant to the terms of this Agreement shall be suitably packed for shipment in accordance with TheraSense's Specifications, marked for shipment to TheraSense's destination specified in the applicable Purchase Order and delivered to a carrier or forwarding agent.


         7.2  Late Delivery. Facet shall use its reasonable commercial efforts
              -------------
to maintain 100% on time delivery of Products. Facet shall notify TheraSense as soon as practicable if for any reason Facet fails to comply, or anticipates that it may fail to comply, with the terms of this Agreement or of a Purchase Order (including but not limited to failure to meet a delivery date required in the Purchase Order, provided that such delivery date has been accepted and agreed to by Facet, or delivery of less than the required quantity of Products). If Facet fails to deliver any Product (other than as a result of a Force Majeure event as set forth in Section 18.1 herein), then, TheraSense may request and Facet shall agree to work any necessary overtime at no additional cost to TheraSense to minimize such delay, or TheraSense may request Facet to ship the Product by premium transportation at no additional cost to TheraSense and Facet will comply with such request.

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         7.3  Delivery Documentation. Facet shall include an invoice for every
              ----------------------
delivery of Products which includes the following information for every unit of Product delivered: a complete noun description in the English language, a statement as to the country of origin of the goods; TheraSense's Purchase Order number, the value of the Products therein; Facet's identification number, or in the absence of such number, the full address of Facet; and the terms of sale.

     8.  PAYMENTS

         8.1 Invoice payment terms applicable to Purchase Orders issued hereunder shall be net thirty (30) days FOB Facet. In addition to the invoice documentation to accompany each delivery of Product, for payment purposes, Facet shall issue an invoice directly to TheraSense upon Product shipment. Payment for other costs to be paid by TheraSense hereunder shall be made within thirty (30) days of Facet's invoice. All payments shall be made in lawful U.S.
currency.


     9.  WARRANTY

         9.1 Facet warrants that the Products will be new, merchantable, free from material defects in materials and workmanship and will conform to the Specifications under normal and intended use for a period of [***] after acceptance by TheraSense. This express limited warranty does not apply to (a) materials consigned or supplied by TheraSense to Facet; (b) or Product that has been abused, damaged, altered or misused by any person or entity after the title passes to TheraSense. With respect to first articles, prototypes, pre-production units, test units or other similar Products, Facet makes no representations or warranties whatsoever. Upon any failure of a Product to comply with the above warranty, Facet's sole obligation, and TheraSense's sole remedy, is for Facet, at its option, to promptly repair or replace such unit and return it to TheraSense freight pre-paid. TheraSense shall return Products covered by the warranty freight pre-paid after completing a failure report and obtaining a return material authorization number from Facet to be displayed on the shipping container.

         9.2 Facet further represents and warrants that its supplying of Products to TheraSense under this Agreement does not conflict with any other agreement to which Facet is a party.

         9.3 Facet further represents and warrants that it has, and shall maintain during the term of this Agreement, adequate equipment and facilities to meet TheraSense's demand for Products as represented in TheraSense's Forecast as described in Section 3 of this Agreement.

         9.4 Facet has stated that its manufacturing facilities are EN46001 registered and Facet will use all commercially reasonable efforts to assure that such facilities and any new Facet facilities used for the production of Product will continue to be registered under EN46001 during the term of this Agreement. "Registered" as used herein shall mean certified and approved. Facet shall notify TheraSense in writing within thirty (30) days of any change in certification status.

         9.5 Facet further warrants that title to all Products shipped to TheraSense or drop shipped directly to TheraSense's customers pursuant to this Agreement shall pass to TheraSense or a TheraSense customer, as the case may be, free and clear of any liens, charges, encumbrances,

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restrictions or rights created in, by or against the Products or against Facet.
Provided that TheraSense has paid all associated fees for the Products, TheraSense and TheraSense's customers shall have quiet enjoyment of the Products.

         9.6 Facet further warrants that: (a) it shall comply in all material respects with all legal requirements in fulfilling its obligations under this Agreement, including, but not limited to, lawful manufacturing practices and its treatment of its personnel and compliance; (b) there are no lawsuits, claims, suits, proceedings or investigations pending or, to Facet's knowledge, threatened against or affecting Facet in respect of its operations or processes used therein, nor to Facet's knowledge, is there any basis for the same; and (c) there is no action, suit or proceeding pending or, to Facet's knowledge, threatened which questions the legality of the transactions contemplated by this Agreement. Facet warrants that it owns, holds or possesses and shall maintain all material licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a governmental body which are necessary to entitle it to carry on and conduct its operations as contemplated herein.

         9.7 Facet warrants that all equipment used in the manufacturing and planning of TheraSense Products is Year 2000 compliant.

         9.8 Facet warrants that it shall maintain design history files and device history records for all Products and retain these records for five (5) years after the products are last manufactured by Facet. Facet will also provide TheraSense access to these records upon request.

         9.9 OTHER THAN THE WARRANTIES IN THIS SECTION 9, FACET MAKES NO OTHER WARRANTIES OR CONDITIONS ON THE PRODUCTS, EXPRESS, IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR COMMUNICATION WITH CUSTOMER, AND FACET SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     10.  REGULATORY REQUIREMENTS

     During the term of this Agreement Facet will:

     A. Comply with the pertinent Quality System Regulations ("QSR") as such may be determined by the FDA and all applicable United States government regulatory requirements.

     B. Submit to periodic quality audits; TheraSense's Quality Assurance department may, at its sole option, perform audits of Facet's compliance with Quality System Regulations, with the quality control requirements specified herein and attached hereto as Exhibit C, together with any other quality systems and specifications mutually agreed upon. Facet acknowledges that the preceding sentence granting TheraSense certain audit rights in no way relieves Facet of any of its obligations under this Agreement, nor shall such provision require TheraSense to conduct any such audits.

          (1) Any audits shall be conducted during normal business hours after reasonable notice (a minimum of four weeks) to Facet and not more frequently than once in any one hundred twenty (120) day period, except that TheraSense may conduct a limited audit in less than one hundred twenty (120) days of a previous audit for the limited purpose of reviewing any deficiencies discovered in a previous audit.

          (2) Any out of compliance observations noted during these audits must be corrected expeditiously. Facet shall, within thirty (30) days following receipt of an audit report that recommends corrective actions, provide TheraSense with a corrective action plan and schedule for carrying it out.

          (3) Following a TheraSense quality audit, Facet will be assigned an overall rating of acceptable, marginal or unacceptable. In the event Facet receives an unacceptable rating TheraSense will re-audit Facet within six (6) months. [***] unacceptable ratings by TheraSense will result in Facet's disqualification and termination of production. Any such termination shall be deemed to result from a breach of this Agreement by Facet and the provisions of Section 15 of this Agreement shall apply.

          (4) Facet agrees to provide to TheraSense any observations and corrective actions implemented as the result of any audits conducted by the FDA.

          (5) Facet shall have the right to refuse access to areas where Facet customer confidentiality issues may arise.

     11.  ACCEPTANCE

          11.1 Acceptance testing shall be performed by TheraSense in accordance with the procedures agreed upon in writing by the parties and incorporated in the Specifications. TheraSense shall notify Facet of any defects or non-conformance as soon as reasonably possible after same are discovered by TheraSense, and Facet shall have an opportunity to inspect and test the Product claimed to be defective or non-conforming. Facet agrees to promptly replace (at no additional charge to TheraSense) any Product supplied to TheraSense hereunder which does not fully comply with the Specifications. Upon the successful completion of Acceptance testing, the Product will be considered accepted. If, within ten (10) business days after receipt, TheraSense does not reject the Product or notify Facet that it will reject it, then such Product will be deemed accepted.

          11.2 Except as set forth in Section 11.1, TheraSense shall not be obligated to accept or pay for any Product that does not comply with the Specifications or any rules or regulations referred to above. TheraSense's failure to inspect, test, or reject any particular shipment shall not constitute a waiver by TheraSense of any of its rights to inspect and reject any subsequent shipment, or of Facet's responsibilities to provide subsequent shipments of Product in accordance with the Specifications. Facet shall not be liable for Product altered outside of its factory by someone other than Facet or for Product subjected, by an entity other than Facet, to misuse, abuse, improper alteration, accident or negligence in use, storage, transportation or handling.

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Notwithstanding the above, Facet shall not be responsible in any way for modifications to the Product made by TheraSense during TheraSense's subsequent manufacturing process.

     12.  LIMITATION OF LIABILITY

     EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT AND FOR INTENTIONAL ACTS OR GROSS NEGLIGENCE, UNDER NO CIRCUMSTANCE WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THE DESIGN, MANUFACTURE, PACKAGING, DELIVERY, STORAGE OR USE OF THE PRODUCT.

     13.  INTELLECTUAL PROPERTY INDEMNIFICATION

          13.1 Facet and TheraSense agree to promptly notify each other of any assertion, claim, or action, whether actual or potential, alleging that Product, or use of Product for its intended purpose, infringes any intellectual property right of a third party (a "Claim") to the extent they have knowledge of the same. TheraSense shall defend, indemnify and hold harmless Facet, its directors, officers, agents and employees from and against any and loss, liability, damages, costs and expenses (including, without limitation, reasonable attorneys' fees) related to a Claim. Administration of any Claim shall be governed by Section 14.4 below.

          13.2 Should TheraSense decide any redesign is necessary due to an actual or potential Claim, then so long as the redesign will result in only modifications to existing molds (e.g., mold inserts), Facet agrees to expeditiously work to redesign the Products [***] and any modifications to the tooling [***]. If any such additional redesign would require more than slight modifications to existing molds, then Facet and TheraSense agree to negotiate in good faith any cost associated with the additional redesign and new tooling.

          13.3 THIS SECTION 13 STATES THE PARTIES' TOTAL RESPONSIBILITIES, LIABILITIES, AND REMEDIES TO ONE ANOTHER FOR ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTIES.

     14.  GENERAL INDEMNITY

          14.1  Indemnification by Facet. Facet shall hold harmless and
                ------------------------
indemnify TheraSense, its directors, officers, agents, and employees, from any and all third party claims, suits, losses and expenses, including attorneys' fees, provided that any such claim, suit, loss or expense is attributable to bodily injury, sickness, disease, or death, or injury to property which is caused by Facet's failure to comply with federal, state or local law including but not limited to the Civil Rights Act of 1964, 42 U.S.C. (S) 2000e et. seq. ("Title VII"), the Age Discrimination in Employment Act, 29 U.S.C. (S) 621 et. seq., the American with Disabilities Act, the Civil Rights Act of 1966, the Civil Rights Act of 1991, Executive Order 11246, as amended, and any other statute, regulation or ordinance prohibiting illegal discrimination or retaliation. Except as otherwise provided in this Agreement, Facet shall defend, indemnify and hold harmless TheraSense, its directors, officers,

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employees, and agents from and against any and all claims, injuries, liabilities, judgments, and damages, including but not limited to property damage, personal injury and death, including all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees), as a result, whether direct or indirect, of any injury or damage to a third party caused or alleged to be caused solely on account of Facet's failure to meet manufacturing workmanship Specifications. Notwithstanding the foregoing, Facet shall not be required to defend any claim based upon: the use of the Product by TheraSense as part of any procedure or in testing or experimenting other than with the prior written agreement of Facet.

          14.2  Indemnification by TheraSense.  Except as otherwise provided in
                -----------------------------
this Agreement, TheraSense shall defend, indemnify and hold harmless Facet, its directors, officers, agents and employees, from and against any and all claims, injuries, liabilities, judgments, and damages, including but not limited to property damage, personal injury and death, including all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees), as a result, whether direct or indirect, of any injury or damage to a third party caused or alleged to be caused on account of any alleged defect of any Product, other than a defect related to workmanship for which Facet has indemnified TheraSense under Section 14.1.

          14.3  Limits to Indemnification.  These obligations to defend and
                -------------------------
indemnify (in Sections 14.l and 14.2) do not extend to claims, injuries or damages to the extent resulting from the negligent or intentional conduct, act, omission or obligation of the party seeking indemnification.

          14.4  Administration of Third-Party Claims.  The indemnified party
                ------------------------------------
agrees to cooperate with the indemnifying party in the defense of any third-party claim, lawsuit or action and to make available to each other at the indemnifying party's expense such of the documents, employees and expertise as are necessary in defense of any such action. Each party agrees to notify the other of any third-party claim, suit or action promptly upon learning that same is within the scope of the indemnification set forth herein. If the indemnifying party acknowledges in writing its obligation to indemnify the party seeking indemnification with respect to a third-party claim, lawsuit or action, the indemnifying party shall be entitled to undertake the defense thereof by representatives of its own choosing reasonably satisfactory to the indemnified party. The indemnified party and any party hereto shall have the right to participate in any such defense with advisory counsel of its own choosing at its expense. If the indemnifying party fails to vigorously defend the party seeking indemnification, such party may assume such defense with counsel of its own choosing.

     15.  TERM AND TERMINATION

          15.1  Term.  The term of this Agreement shall commence on the
                ----
Effective Date and shall continue for six (6) years thereafter (the "Initial Term") unless earlier terminated as provided in Section 15.2.

          15.2  Termination.  This Agreement may be terminated by either party:
                -----------
(a) if the other party defaults in any payment to the terminating party and such default continues for a period of fifteen (15) days after the delivery of written notice thereof by the non-defaulting party to the other party, (b) if the other party defaults in the performance of any other material term or condition of this Agreement and such default continues for a period of sixty (60) days after the delivery of

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written notice thereof by the terminating party to the other party, or (c)
commences a voluntary or has involuntary proceeding commenced under any federal or state, law or similar law and if involuntary, such is not set aside within sixty (60) days of its being commenced; (ii) appoints or is appointed a receiver, trustee or similar official or a general assignment for the benefit of such party's creditors; (iii) proceeds to dissolve, wind up or liquidate; or
(iv) becomes unable to pay its debts either because it is subject to a suspension of payments order, bankruptcy, or other insolvency proceeding. Termination of this Agreement for any reason shall not affect the obligations of either party that exist as of the date of termination. Upon termination under
Section 15.2, TheraSense shall be responsible for the finished Products, Inventory, and Special Inventory in existence at the date of termination or expiration in the same manner as for cancellations as set forth in Section 4.5. Notwithstanding termination or expiration of this Agreement for any cause, Sections 2.2, the last two sentences of Section 4.3, 9, 12, 13, 14, 15.2, 16, 17 and 18 shall survive said termination or expiration.

     16.  CONFIDENTIALITY

          16.1 Facet and TheraSense both agree that in the performance of this contract there may be the need for one or the other party to disclose its confidential information to the other.

          16.2 "Confidential Information" shall include information supplied to the receiving party in written form and clearly marked "Confidential" and information disclosed orally, provided that the disclosing party provides within thirty (30) days of the first disclosure a document that identifies the topic of the information considered confidential and states that it is "Confidential."

          16.3 Each party agrees to keep Confidential Information transferred to it in strict confidence and not to disclose or otherwise use such information for any purpose other than determining conformance to Specifications, processing Products into TheraSense's products or otherwise fulfilling its obligations under this Agreement without the prior written consent of the other party. All such documents provided by the disclosing party containing Confidential Information shall at either party's request be returned to it except that one
(1) copy shall be retained by counsel for that party to ensure compliance hereunder.

          16.4 The above notwithstanding, each party's obligation of the confidence with respect to the Confidential Information disclosed hereunder, shall not include:

                (1) Information which, at the time of disclosure to the receiving party is published, known publicly or is otherwise in the public domain;

                (2) Information which, after disclosure to the receiving party is published or becomes known publicly or otherwise becomes part of the public domain, through no fault of the receiving party;

                (3) Information, which, prior to the time of disclosure to the receiving party, was known to the receiving party, as evidenced by its written records;

                (4) Information which has been or is disclosed to the receiving party in good faith by a third party who was not, or is not, under any obligation of confidence or secrecy to the receiving party at the time said third party discloses to the receiving party; and

                (5) Information which is independently developed by or on behalf of the receiving party, without reliance on the Information received hereunder.

          16.5 The above provisions notwithstanding, each party agrees to keep in strict confidence and not to disclose the identity, interest and participation of the other party in the work or evaluation and the relationship of the parties hereunder except to the extent as required by law.

          16.6 Each party represents that it is under no obligation to any third party that would interfere with its disclosing the Confidential Information to the other party and, further, that any Confidential Information which it transmits or otherwise discloses to the other party is not information with respect to which that party is under any obligation to keep confidential or which that party knows to be the proprietary property of any third party.

          16.7 Unless specifically provided in this Agreement, no right to use any Confidential Information disclosed hereunder, either express or implied is granted by either party. Confidentiality will remain in effect for a period of five (5) years after the expiration of this Agreement or any extension of it.

          16.8 Except as required by securities laws, Facet shall not issue any publicity, news release, technical article or other public announcement relating to this Agreement and the products or services of TheraSense without, in any case obtaining the prior written consent of TheraSense.

     17.  DISPUTES

     TheraSense's Director of Purchasing and Facet's Business Development representative shall initially review any and all disputes between the parties relating to this Agreement. The two individuals shall meet and conduct good faith discussions to attempt to resolve the dispute. If they are unsuccessful, review shall be escalated to the TheraSense Vice President of Operations and Facet's Vice President of Marketing, who shall conduct a similar good faith meeting. If still unsuccessful after a reasonable time, the matter will be escalated to the TheraSense President and the President of Facet for a good faith meeting to attempt to resolve the dispute. If settlement has not been reached thereafter, then the dispute shall be settled by binding arbitration as provided in section 14.2 of the Cooperative Development Agreement.

     18.  GENERAL

          18.1  Force Majeure.  Neither party will be deemed in default of this
                -------------
Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of a Force Majeure, provided that such party gives the other party written notice thereof promptly and, in any event, within ten (10) days of discovery thereof and uses its commercially reasonable efforts to continue to so perform or cure. In the event of such a Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure, but in no event more than sixty (60) calendar days.

          18.2  Assignment.  The rights and liabilities of the parties hereto
                ----------
will bind and inure to the benefit of their respective Affiliates, successors, executors and administrators, as the case may be; provided that, as TheraSense has specifically contracted for Facet's services, Facet may not assign its obligations, other than as specified herein, under this Agreement either in whole or in part, without the prior written consent of TheraSense. Any attempted assignment in violation of the provisions of this Section 18.2 will be void. Notwithstanding the foregoing, Facet may subcontract part of its manufacturing obligations hereunder to [***] to the same extent as it currently subcontracts such obligations to such parties without TheraSense's prior consent. Any additional or replacement subcontractors or any subcontracting to [***] of any of Facet's manufacturing obligations not currently subcontracted to such parties will be subject to TheraSense's approval, which approval TheraSense will not unduly withhold or delay.

          18.3  Severability.  If for any reason a court of competent
                ------------
jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of this Agreement shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement shall continue if full force and effect.

          18.4  No Waiver.  All rights and remedies conferred under this
                ---------
Agreement or by any other instrument or law shall be cumulative, and may be exercised singularly or concurrently. Failure by either party to enforce any provision of this Agreement shall not be deemed a waiver of future enforcement of that or any other provision.

          18.5  Notices.  All notices required or permitted under this Agreement
                -------
will be in writing, will reference this Agreement and will be deemed given when:
(i) delivered personally; (ii) when sent by confirmed telex or facsimile; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a commercial overnight carrier, with written verification of receipt. All communications will be sent to the addresses set forth below to or such other address as may be designated by a party by giving written notice to the other party pursuant to this Section 18.5:

TheraSense, Inc.                               Facet Technologies, LLC
1360 South Loop Road                           1850 Parkway Place, 9th Floor
Alameda, California 94502                      Marietta, Georgia 30067
Attn:  John Purlee                             Attn:  President
       Director of Purchasing
                               With a copy to: Facet Technologies, LLC
                                               c/o Matria Healthcare, Inc.
                                               1850 Parkway Place, 12th Floor
                                               Marietta, Georgia 30067
                                               Attn:  General Counsel

*** Confidential Treatment Requested

          18.6  Compliance with Laws and Regulations.  Facet and TheraSense
                ------------------------------------
agree to comply with all Federal, State and local laws and regulations that are applicable to the Products in the Territory in which the Products are intended for use.

          18.7  Governing Law.  This Agreement shall be governed by and
                -------------
construed in accordance with the laws of the United States and the State of Georgia, as applied to agreements entered into and to be performed entirely within Georgia. Any and all disputes between the parties relating in any way to the entering into of this Agreement and/or the validity, construction, meaning, enforceability, or performing of this Agreement or any of its provisions, or the intent of its provisions, or any dispute relating to patent validity or infringement arising under this Agreement shall be settled by arbitration as provided in Section 17 hereof.

          18.8  Interpretation.  This Agreement will be fairly interpreted in
                --------------
accordance with its terms and without any strict construction in favor of or against either party. The headings and captions are included for reference purposes only and do not affect the interpretation of the provisions hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall be deemed to constitute only one Agreement. When used herein, the word "including" will not be construed as limiting.

          18.9  Status.  The relationship between Facet and TheraSense is that
                ------
of independent contractors. Neither is the legal representative, agent, partner, joint venturer or employee of the other for any purpose whatsoever, and has no right or authority to create any obligations of any kind or to make any representations or warranties, whether express or implied, in respect of the other or to bind the other in any respect whatsoever. This Agreement shall be deemed to have been drafted by both parties.

          18.10 Reports.  Each month during the term of this Agreement, Facet
                -------
shall provide the TheraSense buyer with a report of the deliveries made that month, cumulative deliveries to date, and amount of raw materials available in inventory.

          18.11 Complete Agreement.  This Agreement, in conjunction with the
                ------------------
Cooperative Development Agreement, including all Exhibits and any Purchase Order(s) issued hereunder (but only with respect to Product quantities, shipping destination and required delivery dates), constitute the entire Agreement between the parties in connection with the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties. The preprinted terms and conditions on TheraSense's Purchase Order or any acknowledgment of Facet shall be inapplicable to Products delivered hereunder.

     No amendment to or modification of this Agreement will be binding unless in writing and signed by a duly authorized representative of both parties.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

TheraSense, Inc.                    Facet Technologies, LLC

By:  /s/ John M. Purlee             By:   /s/ William C. Taylor
   ---------------------------         --------------------------------

Name:    John M. Purlee             Name:     William C. Taylor
     -------------------------           ------------------------------

Title: Director of Purchasing       Title:    President
      ------------------------            -----------------------------

Date:     7/18/01                   Date:       7/18/01
     -------------------------           ------------------------------

                                   EXHIBIT A

                                PRODUCT PRICING
                                ---------------


Part Number     Description                                      Pricing
-----------     -----------                                      -------

PRT 00148-001   Lancing Device Warranty Kit                        ***
PRT 00178-001   Lancing Device Assy (Proto Mold)                   ***
PRT 00178-001   Lancing Device Assy (Prod Mold less than 1.2MM)    ***
PRT 00178-001   Lancing Device Assy (Prod Mold less than 1.2MM)    ***
PRT 00202-001   Lancets, 100 Count Box                             ***
PRT 00207-001   Lancing Device Replacement Cap Bagged              ***
PRT 00192-001   Lancets, 10 Count Bag                              ***
PRT 00596       Arm Cap Bag of 20                                  ***
PRT 00597       Finger Cap Bag of 20                               ***
PRT 00598       Lancing Device Box of 40                           ***
PRT 00604       Lancets Bags Box of 25                             ***

*** Confidential Treatment Requested

                                   EXHIBIT B

                            PRODUCTS/SPECIFICATIONS
                            -----------------------


                      Low Volume        High Volume        High Volume
                     Mold Part #S       Mold Part #S          Revs.

Body Top                0204001          PRT00556           Revision A
Body Bottom             0205001          PRT00555           Revision A
Lancet Holder           0206001          PRT00557           Revision A
Arm Cap                 0207001          PRT00558           Revision A
Depth Wheel             0208001          PRT00559           Revision A
Button                  0209001          PRT00560           Revision A
Arming Part             0210001          PRT00561           Revision A
Arming Chassis          0211001          PRT00562           Revision A
Retraction Spring       0212001          0212001            Revision C
Drive Spring            0213001          0213001            Revision F
Finish Device SKU       0178001          PRT00178001        Revision E
Number


Revision levels may change in the future.

                                   EXHIBIT C

                          QUALITY CONTROL REQUIREMENTS
                          ----------------------------

     There are no additional quality requirements beyond what is stated in the contract or on the drawing.